Exhibit 10.10

File Number: [2009] # 010

Employment Agreement

Party A (Employer): Hunan Xiangmei Food Co., Ltd.
Office Address: 200 Taozhu Road, Wuxi Town, Qiyang County; Tel.: 086-0746-3269828

Party B (Employee): Jiling Zhou	Sex:	Male
Date of Birth: 10/19/1981
ID No.:		Ethnic: Han
Contact: 1) Mobile:
2) Home:
Home Address: #7 Group, Yuantang Village, Qiliqiao Town, Qiyang County, Hunan Province

FULL TIME EMPLOYMENT AGREEMENT

Party A (Employer): Hunan Xiangmei Food Co., Ltd.
Party B (Employee): Jiling Zhou	Sex: Male	ID No.:
(Collectively, the parties)

This Agreement is entered into and between the parties, upon friendly consultations and negotiations under the PRC Labor Law, PRC Employment Agreement Law and related internal management governance of Party A, on terms and conditions mutually agreed upon as follows:

1.	Employment Period:
1)	Period: 3 years from 03/20/2009-03/19/2012; no probation period.

2.	Position and Responsibilities:
a)	Job Title: President
b)	Responsibility: any required works based on actual business operation demands and shall accept the tests of Party A

3.	Discipline and Legal Responsibility:
1)	Party B shall keep the commercial secret and technology of Party A confidential.
2)	Follow Party A’s instruction and assignment without condition.
3)	Duly perform the job responsibility and cooperate with team members; follow the internal governance.

4.	Salary and Benefits:
1)	Monthly Salary: ￥7,000
2)	The Company has one day off each week.
3)	In the event Party A requires for work over time, shall comply with such order without condition.
4)	Other benefits are subject to Party A’s profit and shall be determined at Party A’s sole discretion.
5)	In the event there is a financial crisis or Party A incurs significant losses, the above salary and benefits may be reduced upon the agreement between the parties.

5.	Amendment, Renewal and Termination
1)
Any amendment shall be made by written request and the other party shall reply to such request within 10 business days.  Upon the agreement between the parties, this Agreement may be amended.  If no agreement can be reached between the parties, this Agreement shall be continuous in effective.

2)	Upon the expiration of this Agreement, the parties may renew the employment agreement upon mutual consents.
3)	This Agreement shall be terminated at the following conditions:
a)	Expiration of the employment period.
b)	Party B’s death.
c)	Party B’s disability to work.
d)	Party A’s bankruptcy or liquidation.

6.	Cancellation:
1)	Party A has the right to cancel this Agreement at the following terms:
a)	Within Party B’s probation.
b)	Party B’s absence without cause for continuous 3 days, or accumulated 5 days within one year.
c)	Party B’s severe failure at the work performance, or has caused severe losses to Party A or a third party.
d)	Party B’s severe violation of Party A’s internal regulations.
e)	Party B’s committed crimes and violations of laws.
f)	Party B’s jail detention or criminal liabilities.
g)	Party B’s failure to pass the annual inspection.
h)	Party B’s disqualification on work performance.

7.	Severance:
1)	Within the employment period, in the event Party A cancels this Agreement, Party A shall reimburse Party B reasonable severance pay based on Party B’s employment times:
a)	Party A cancels this Agreement without cause.

b)	Any materials changes rendering this Agreement un-executable and upon the parties’ agreement, Party A cancels this Agreement.
c)	Severance Pay: Upon 1 year full time employment, Party B shall be entitled to a lump sum severance payment equals to 1 month’s salary.
2)
Within the employment period, in the event that Party A actually has paid training costs and expenses for Party B, Party B shall reimburse Party A the actually paid training costs and expenses at the time of cancellation of this Agreement by Party B, and Party B shall be responsible for Party A’s any losses incurred.

8.	Disputes Resolution:
1)
Any disputes between the parties under this Agreement shall be resolved through amicable negotiations in good faith.  In the event that the disputes can not resolved through negotiation, either party shall have the right to submit the dispute to local union or the labor arbitration commission at Party A’s address.  The legal arbitration result shall be binding on the parties.

9.	Miscellaneous:
1)	Party B shall inform Party A of his change of address within 3 days.
2)	Special Clause:
a)	Party B shall receive the Party A’s inspection and tests and the salary may be adjusted based on the inspection and tests results.
b)	[Blank]
Any issues not described herein this Agreement, the parties to follow the related laws and regulations.
3)	This Agreement shall be executed in two copies, upon the parties’ following signatures, each of which shall be deemed original and the parties shall have one counterpart each.

Party A (Corporate Seal): [Blank]	Party B: [Individual’s Signature]
Authorized Signer: [Taiping Zhou]
Agent: [Blank]
Date: 03/20/2009

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